Exhibit 99.2

PEACOCK OIL & GAS PROPERTIES, LTD.
1100 N.E. Loop 410, Suite 724
San Antonio, Texas 78209
(210) 824-1471
Fax (210) 824-7776

October 11, 2005

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Mr. James E. Sigmon, President
The Exploration Company
500 North Loop 1604 East
San Antonio, Texas 78232

RE: 134,068.40 Gross Acres, More or Less
128,704.14 Net Acres, More or Less
Marfa Basin, Barnett Shale Prospect
Presidio and Brewster Counties, Texas

Gentlemen:

          This letter, when fully executed, shall constitute an Amendment to the Participation Agreement dated October 3, 2005 between Elton Smith and Peacock Oil & Gas Properties, Ltd., a Texas Limited Partnership, acting by and through its General Partner, Peacock Exploration, LLC., hereinafter collectively referred to as "Peacock" and The Exploration Company, its successors and assigns, hereinafter referred to as "TXCO" regarding the acquisition of a Leasehold Working Interest in the 134,068.40 gross acres of Oil & Gas Leases, "Prospect Acreage", which make up our Marfa Basin Barnett/Woodford Shale Gas prospect.

Article VII of said Participation Agreement is hereby amended to provide for a closing date of Friday, October 21, 2005.

          This Agreement may be executed in multiple counterparts, with signatures delivered via facsimile, each of which shall be considered an original for all purposes. The provisions hereof are binding upon the parties hereto and shall extend to their respective heirs, legal representatives, successors and assigns.

If the foregoing Amendment is acceptable to you, please evidence your Agreement by executing and returning one (1) original of this letter to the undersigned by 5:00 P.M., October 14, 2005.

Very truly yours,

PEACOCK OIL & GAS PROPERTIES, LTD.,
Acting By and Through Its General Partner,
PEACOCK EXPLORATION, LLC.

By: /s/ Joe R. Peacock
JOE R. PEACOCK, President

AGREED TO AND ACCEPTED THIS
_____ DAY OF OCTOBER, 2005.

/s/ Elton Smith___
ELTON SMITH

AGREED TO AND ACCEPTED THIS
13th DAY OF OCTOBER, 2005.

THE EXPLORATION COMPANY

By: /s/ James E. Sigmon
James E. Sigmon, President

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